EXHIBIT  10.45

                    AMENDED AND RESTATED
               EXECUTIVE EMPLOYMENT AGREEMENT

     AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement"), effective as of March 15, 1999, among SPECIALTY FOODS ACQUISITION CORPORATION, a Delaware corporation ("SFAC"), SPECIALTY FOODS CORPORATION, a Delaware corporation ("SFC"), METZ BAKING COMPANY, a Delaware corporation ("Metz"), MOTHER'S CAKE AND COOKIE CO., a California corporation ("Mother's"), ARCHWAY COOKIES, L.L.C., a Delaware Limited Liability corporation ("Archway") and ANDRE-BOUDIN BAKERIES, INC., a California corporation ("Boudin"), and LAWRENCE S. BENJAMIN (the "Executive").
This Agreement replaces that certain Amended and Restated Executive Employment Agreement dated as of January 1, 1997 among SFAC, SFC, and the Executive. SFAC and SFC are sometimes referred to herein as the "Parent Companies" and SFAC, SFC, Metz, Mother's, Archway, and Boudin are sometimes herein referred to individually as an "Employer" and are sometimes referred to collectively as the "Employers".

     The Employers wish to employ the Executive, and the Executive wishes to accept such employment, on the terms and conditions set forth in this Agreement.

     Accordingly, the Employers and the Executive hereby agree as follows:

     1.   Employment, Duties and Acceptance.

          1.1 Employment Duties. The Employers hereby employ the Executive for the Term (as defined in Section 2), to render exclusive and full-time services to the Employers, as President and Chief Executive Officer of each of the Parent Companies and as a member of the Board of Directors of the Parent Companies, and to perform such other duties (consistent with the customary duties of a corporate officer) as may be assigned to the Executive by the Board of Directors of the Parent Companies (collectively, the "Boards").

          1.2 Acceptance. The Executive hereby accepts such employment and agrees to render the services described above. During the Term, the Executive agrees to devote the Executive's entire business time, energy and skill to such employment, and to use the Executive's best efforts, skill and ability to promote the Employer's interests. The Executive further agrees to accept election, and to serve during all or any part of the Term, as an officer or director of any Employer or any subsidiary of any Employer, without any compensation therefor other than that specified in this Agreement, if elected to any such position by the shareholders of any Employer, the Boards or the shareholders or Board of Directors of any such subsidiary, as the case may be.

     2.   Terms of Employment.

          2.1  The Term.  The term of the Executive's
employment under this Agreement (the "Term") shall commence as of January 1, 1999 (the "Effective Date") and shall, unless sooner terminated pursuant to Section 2.3 hereof, end on June 30, 2001 or on such later December 31 to which the Term is extended pursuant to Section 2.2.

          2.2 Extension. On December 31 of each calendar year starting with December 31, 2000, the then scheduled expiration date of the Term shall automatically be extended, without any action required of either the Executive or the Employers, for twelve additional months, unless the Executive, on the one hand, or the Employers, on the other hand, shall have given written notice of non-extension to the other no later than such December 31. If such written notice of non-extension is given, the Term shall end on the then-scheduled termination date (taking into account any previous extensions pursuant to this Section 2.2). By way of example, unless written notice of non-extension is given by December 31, 2000, the otherwise scheduled expiration date of June 30, 2001 shall be extended to June 30, 2002.

          2.3  Early Termination.  The Term shall end
earlier than the June 30, 2001 termination date scheduled in accordance with the foregoing provisions of this Article 2, if sooner terminated pursuant to Article 4.

     3.   Compensation; Benefits.

          3.1 Salary. As compensation for all services to be rendered pursuant to this Agreement, the Employers agree to pay the Executive during the 12 months of the Term ending on December 31, 1999, a base salary at an annual rate of $655,000 (the "Base Salary"). The annual Base Salary rate may be increased from time to time, in the sole discretion of the Boards.

          3.2 Bonus. In addition to the amounts to be paid to the Executive pursuant to Section 3.1, the Executive will be eligible to receive with respect to each fiscal year of the Employers commencing with their fiscal year ending December 31, 1999, an incentive bonus (the "Incentive Bonus") equal to a percentage of Base Salary for such fiscal year based on the achievement of the Employers of performance targets ("Performance Targets") to be set in the beginning of such fiscal year by the compensation committee of the Boards, such that if the minimum Performance Target is not achieved, the Incentive Bonus shall be zero; if the intermediate Performance Target is achieved, the Incentive Bonus shall be equal to 75% of Base Salary; and if the maximum Performance Target is achieved, the Incentive Bonus shall be equal to 150% of Base Salary (provisions for pro rata Incentive Bonus amounts for achievements between the minimum Performance Target and the intermediate Performance Target or between the intermediate Performance Target and the maximum Performance Target, as the case may be, shall also be established). The Incentive Bonus for each fiscal year shall be paid to the Executive within 30 days of the receipt by the Employers of their audited financial statements for such fiscal year. If, in a given fiscal year, the Employers achieve Performance Targets such that an Incentive Bonus exceeding 50% of Base Salary is to be paid to the Executive for such year, the Executive may, in his sole discretion, elect to receive the amount (the "Excess Amount") by which such Incentive Bonus exceeds 50% of the Base Salary for such year either: (1) in cash, or (ii) in a combination of 11% Senior Subordinated Discount Debentures due 2006 of SFAC ("Subordinated Debentures") and common stock, par value $0.01 per share, of SFAC ("Common Stock"). Such combination shall consist of Subordinated Debentures with a then accreted value (calculated assuming an 11% annual implied rate of return) (the "Accreted Value") equal to 63% of the Excess Amount and shares of Common Stock with a then Fair Market Value (as defined in Article 11 hereof) equal to 37% of the Excess Amount. At Executive's request, the Employers will inform the Executive of such Fair Market Value reasonably in advance of the time the Executive must make such election. All Subordinated Debentures and Common Stock issued to the Executive as part of an Incentive Bonus under this Section 3.2 shall hereafter be referred to as "Bonus Securities". Bonus Securities shall vest immediately upon issuance and accordingly shall for all purposes under this Agreement be treated as and included in the definition of Vested Securities (as defined below in Section 3.5.2).

          3.3 Business Expenses. The Employer shall pay or reimburse the Executive for all reasonable expenses actually incurred or paid by the Executive during the Term in the performance of the Executive's services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as the Employers customarily require of their other senior executives.

          3.4 Vacation. During the Term, the Executive shall be entitled to a paid vacation period or periods taken in accordance with the vacation policy of the Employers during each year of the Term; provided, that the Executive shall be entitled to not less than four (4) weeks paid vacation for each year of the Term.

          3.5  Fringe Benefits; Securities Investment; Stock
Options.

               3.5.1     Benefits.  During the Term, the
Executive shall be entitled to all benefits for which the Executive shall be eligible under any long term incentive plan, qualified pension plan, 401(k) plan, annuity plan, group insurance plan or other so-called "fringe" benefit plan which the Parent Companies provide to their executive officers generally, including, without limitation, the SFC Executive Retirement Annuity Plan. In addition, the Employers shall (i) pay dues and normal operating assessments relating to the Executive's membership at a Chicagoland Country Club (it being understood that initiation fees will not be paid by the Employers) and reimburse the Executive for any business entertainment and meeting fees incurred by the Executive at such club, (ii) pay for a full comprehensive annual physical examination of the Executive, (iii) pay the reasonable fees in connection with personal financial counseling on behalf of the Executive, including fees relating to tax return preparation, and (iv) pay all charges in connection with the use of an AT&T calling card (the use of which shall be restricted to the Executive and the Executive's spouse).

               3.5.2 Securities Investment. Pursuant to an Executive Securities Purchase Agreement dated as of December 15, 1994 (the "Closing Date"), between the Executive and the Employers, the Executive purchased from SFAC a combination of 11% Senior Subordinated Discount Debentures of SFAC due 2006 (the "Subordinated Debentures") and common stock, par value $0.01 per share, of SFAC (the "Common Stock") for an aggregate purchase price of $10,000. The Subordinated Debentures and Common Stock purchased pursuant to this Section 3.5.2 (the "Initial Securities") shall be considered vested securities ("Vested Securities") as follows: (i) 25% of the Initial Securities shall become Vested Securities on the Closing Date, (ii) an additional 25% of such Initial Securities shall become Vested Securities on the 181st day following the Closing Date,
(iii) an additional 25% of the Initial Securities shall become Vested Securities on the first anniversary of the Closing Date, and (iv) the remaining 25% of such Initial Securities shall become Vested Securities on the 181st day following the first anniversary of the Closing Date; each such 25% block of Initial Securities to be comprised of 25% of the Subordinated Debentures sold to the Executive under this Section 3.5.2 and 25% of the shares of Common Stock sold to the Executive under this Section 3.5.2. Vested Securities shall be transferable by the Executive, subject only to restrictions ("Transfer Restrictions") on the transfer of Initial Securities set forth in (i) the Stockholders Agreement, dated as of August 16, 1993, among SFAC and its principal stockholders, as amended (the "Principal Stockholders Agreement"), (ii) the Stockholders Agreement, dated as of August 16, 1993, among SFAC and all of its stockholders, as amended (the "Investors Stockholders Agreement"), and (iii) the Securities Purchase Agreement, dated as of August 16, 1993, among SFAC, its principal Stockholders and all holders of the Subordinated Debentures, as amended (the "Securities Purchase Agreement"); provided, that any Vested Securities transferred pursuant to an exemption from Transfer Restrictions for transfer to Affiliates provided for in Section 2.1(a)(ii) of the Principal Stockholders Agreement or Section 6.4(a) of the Securities Purchase Agreement shall remain subject to the Employers' repurchase rights, and shall be benefited by the Executive's (or his Beneficiary's) right to require repurchase, under Article 4 hereof. Initial Securities not yet vested shall not be transferable; except, that the Executive may transfer such Initial Securities (i) in connection with the Executive's exercise of rights as an Other Stockholder (as defined in the Principal Stockholders Agreement) under Section 2.1(b) of the Principal Stockholders Agreement or as an Other Holder (as defined in the Securities Purchase Agreement) under Section 6.4(a) of the Securities Purchase Agreement, so long as the Executive has previously transferred all of his Vested Securities as a "Transferor" or an "Other Stockholder" under Section 2.1(b) of the "Principal Stockholders" Agreement, as a "Transferor" or "Other Holder" under Section 6.4(a) of the Securities Purchase Agreement or in a registered public offering; or
(ii) to the Executive's spouse or children or a trust established for their benefit (so long as such trust is controlled by the Executive or his estate), which Initial Securities, notwithstanding such transfer to the Executive's spouse or children or to such trust, shall remain subject to the Employers' repurchase rights, and shall be benefited by the Executive's (or his Beneficiary's) right to require repurchase, under Article 4 hereof; (iii) in a registered public offering in which the Executive has a right to participate pursuant to Article 1 of Exhibit A to the Principal Stockholders Agreement, so long as the Executive is not an "Initiating Holder" (as defined herein); provided, that this clause (iii) shall apply only if the Executive has previously transferred all Vested Securities in the manner described in clause (i) above or will transfer all of such Vested Securities in connection with such public offering; or (iv) in order to comply with the requirements of
Section 2.2 of the Principal Stockholders Agreement.

               3.5.3     Management Option and Bonus.  The
Executive shall continue to participate in the management stock option plan (the "Option Plan").

               3.5.4     Tax Equalization Amounts.  If in
any calendar year (the "Exercise Year"), the Executive exercises one or more Options, the Employers shall make a payment to the Executive equal to the Tax Equalization Amount, computed in the manner set forth below. Except as provided in paragraph (d) below, the Tax Equalization Amount shall be paid no later than April 15 of the year following the Exercise year.

                    (a)  The Tax Equalization Amount shall
equal the lesser of (i) the Employers' Tax Benefit Amount, or (ii) the Executive Tax Rate Differential Amount.

                    (b)  The Employers' Tax Benefit Amount
shall equal the excess, if any, of (i) the amount of consolidated Federal income tax liabilities that the Employers would have had for the taxable year of the Employers that includes the last day of the Exercise Year (the "Applicable Employer Taxable Year"), without taking into account any deduction to which the Employers are entitled directly by reason of the exercise of such Options, over (ii) the amount of consolidated Federal income tax liability of the Employers for the Applicable Employer Taxable Year, taking into account any deduction to which the Employers are entitled directly by reason of the exercise of such Options. The amount of the Employers' Tax Benefit Amount shall be determined by the Accounting Firm (as defined in Section 3.9).

                    (c)  The Executive's Tax Rate
Differential Amount shall equal the amount obtained by dividing "x" by "y," where "x" equals the excess, if any, of
(i) the Executive's Federal income tax liability for the Exercise Year, over (ii) the amount of Federal income tax liability that the Executive would have had for the Exercise Year if income recognized directly by reason of the exercise of the Options exercised in the Exercise Year ("Option Income") had been treated as long-term capital gain, and "y" equals the number obtained by subtracting the Executive's marginal Federal income tax rate for ordinary compensation income under Subtitle A and Section 3101 of the Code (expressed by a decimal) (the "Income Tax Rate") from one; such that, by way of example, if the Executive's Option Income for the Exercise Year were $100,000 and the Income Tax Rate were 40% and the Federal tax rate applicable to long-term capital gains were 28%, the Tax Rate Differential Amount would equal $20,000, calculated as follows: The amount described in clause (i) above would, in such case, be $40,000 and the amount described in clause (ii) above would, in such case, be $28,000, and therefore the excess of the clause (i) amount over the clause (ii) amount would, in such case, be $12,000 --- $12,000 divided by 0.6 equals $20,000
($12,000/1-0.4 = $20,000).  The amount of the Executive's
Tax Rate Differential Amount shall be determined by the Accounting Firm.

                    (d)  If (i) for any Exercise Year, the
Employers' Tax Benefit Amount is less than the Executive's Tax Rate Differential (a "Shortfall"), and (ii) in any of the seven following taxable years of the Employer immediately following the Applicable Employer Taxable year (a "Subsequent Year"), there is a Subsequent Year Employers' Tax Benefit Amount (as defined below) attributable to such Exercise Year, then the Employers shall make a payment to the Executive no later than April 15 of the year following such Subsequent Year equal to the lesser of (A) the Subsequent Year Employers' Tax Benefit Amount with respect to such Exercise Year, or (B) the excess, if any, of (I) the Shortfall with respect to such Exercise Year, over (II) any amounts previously paid to the Executive pursuant to this
Section 3.5.5(d) with respect to such Exercise Year. For purposes of this Section 3.5.5(d), the Subsequent Year Employers' Tax Benefit Amount with respect to a particular Exercise Year and Subsequent Year shall equal the excess, if any, of (x) the amount of Federal income tax liability that the Employers would have had for the Subsequent Year (the "Applicable Employer Subsequent Taxable Year"), without taking into account any deduction to which the Employers are entitled directly by reason of the exercise of Options by the Executive during the Exercise Year or any subsequent taxable year of the Executive (including by way of a net operating loss carryover), over (y) the amount of Federal income tax liability of the Employers for the Applicable Employer Subsequent Taxable Year taking into account any deduction to which the Employers are entitled (in any year) directly by reason of the exercise of Options exercised by the Executive in the Exercise Year but not in any subsequent taxable year of the Executive (including by way of a net operating loss carryover). The amount of the Subsequent Year Employers' Tax Benefit Amount shall be determined by the Accounting Firm.

                    (e)  For purposes of this Section 3.5.5,
the Federal income tax liability of any person shall mean all liabilities of such person under Subtitle A and
Section 3101 of the Code.

          3.6 Automobile. In addition, the Executive will receive an automobile allowance of $1,100.00 per month during the term of this Agreement.

          3.7  Withholding.  All compensation of the
Executive by the Employers provided for in this Agreement, whether in the form of cash, securities or "fringe" benefits, shall be subject to such deductions or amounts to be withheld as required by applicable law and regulations. Whenever compensation provided for under this Agreement is to be delivered to the Executive in a form other than cash, the Employers may require as a condition of delivery that the Executive remit to the Employers an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto. If the compensation referred to in the preceding sentence is in the form of securities (whether by the vesting of securities or otherwise), the Employers shall, if the Executive so requests and the Employers consent (such consent not to be withheld unreasonably), satisfy the requirements of the preceding sentence, to the extent permitted by applicable law, by deducting from the number of securities otherwise deliverable to the Executive, a number of securities having a fair market value equal to the amount required to satisfy all federal, state and other governmental withholding tax requirements related thereto.

          3.8  Source of Payment; Joint and Several
Obligations; Nature of Certain Payments. Any amounts payable to or on behalf of the Executive under this Agreement shall be paid by the Employers on an allocated basis in accordance with the services rendered by the Executive to each Employer; provided that the Employers shall be jointly and severally liable for all amounts payable to or on behalf of the Executive hereunder. No payment made to the Executive pursuant to Section 3.5.4 or
3.9 shall be deemed, for any purpose, a payment of purchase price for Common Stock or Subordinated Debentures.

          3.9  Certain Additional Payments by the Employers.

               (a)  Anything in this Agreement to the
contrary notwithstanding, in the event that (i) a
Section 280G Change (as defined below) occurs and (ii) any payment, distribution, other compensation or benefit by any Employer to (or for the benefit of) the Executive pursuant to the terms of this Agreement or any other plan or agreement in which the Executive participates, as now in effect or as amended from time to time (hereinafter, a "Payment"), is determined (as hereinafter provided) to be subject to the tax (the "Excise Tax") imposed by
Section 4999 of the Code (or any similar tax that may hereafter be imposed), the Employers shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments (as defined below) and any federal, state and local income tax and Excise Tax upon the additional amount provided for by this paragraph (a), shall be equal to the Total Payments; provided, however, that the aggregate payments required to be paid to or for the benefit of the Executive pursuant to this Section 3.9 shall not exceed $5 million, plus, an amount equal to the interest and penalties, if any, attributable to the portion of the Excise Tax for which the Gross-Up Payment, as limited by this proviso, reimburses the Executive. Thus, by way of example, if a Gross Up Payment equal to $10 million would be due, but for the proviso set forth in the preceding sentence the Employers' obligation with respect to interest and penalties imposed on the Executive with respect to the Excise Tax shall be limited to an amount equal to 50% of such Interest and penalties.

               (b)  Subject to the provisions of
Section 3.9(c), all determinations required to be made under this Section 3.9 including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and, subject to the provisions below, the assumptions to be utilized in arriving at such determination, shall be made by KPMG Peat Marwick (or other independent auditor of the Employers at the time) (the "Accounting Firm") which shall provide detailed supporting calculations both to the Employers and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment with respect to which a Gross-Up Payment is owing, or such earlier time as is requested by the Employers. All fees and expenses of the Accounting Firm shall be paid solely by the Employers. Any Gross-Up Payment, as determined pursuant to this Section 3.9, shall be paid by the Employers to the Executive within five business days of the receipt of the Accounting Firm's determination. The parties acknowledge that unless the Accounting Firm is able to provide the Executive with the opinion described in the third following sentence with respect to such Payment, the Accounting Firm shall determine the amount of the Gross-Up Payment that is due at the time of any Payment. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of the negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Employers and the Executive. The parties hereto acknowledge that, as a result of uncertainty in the application of Section 4999 of the Code, it is possible that Gross-Up Payments will not have been made by the Employers that should have been made (hereinafter, an "Underpayment"), consistent with the provisions of this Section 3.9. In the event that the Executive is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Employers to or for the benefit of the Executive, unless the Executive has failed to comply with Section 3.9(c) and such failure has materially deprived the Employers of the right to contest any claim by the Internal Revenue Service with respect to such payments.

               For purposes of determining the amount of the Gross-Up payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made and the applicable state and local taxes at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payments is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

               (c) The Executive shall notify the Employers in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Employers of a Gross-Up Payment. Such notification shall be given as soon as practicable but, in any event, no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Employers of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Employers (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Employers notify the Executive in writing prior to the expiration of such period that they desire to contest such claim, and if the Employers acknowledge in writing their liability, subject to the limitations set forth in Section 3.9(a), to the Executive pursuant to this Section 3.9 with respect to any amounts payable in connection with such claim, the Executive shall:

                    (i)  give the Employers any information
     reasonably requested by the Employer and reasonably available to the Executive relating to such claim;

                    (ii) take all such actions in connection with contesting such claim as the Employers shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Employers and agreeing to extend the statute of limitations as requested by the Employers;

                    (iii) cooperate with the Employers in
     good faith in order to effectively contest such claim;
     and

                    (iv) permit the Employers to participate in any proceeding relating to such claim;

provided, however, that the Employers shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation of the foregoing provisions of this Section 3.9(c), the Employers shall control all proceedings taken in connection with such contest and, at their sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at their sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Employers shall determine; provided, however, that if the Employers direct the Executive to pay such claim and sue for a refund, the Employers shall advance the amount of such payment to the Executive, on an interest-free, after-tax basis. Furthermore, the Employers' control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

               (d)  If, after the receipt by the Executive
of an amount advanced by the Employers pursuant to Section 3.9(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Employers' complying with the requirements of Section 3.9(c)), promptly pay to the Employers the amount of such refund (together with any interest received or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Employers pursuant to Section 3.9(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Employers do not notify the Executive in writing of their intent to contest such denial of refund prior to the expiration of 30 days after such determination, then to the extent of the Gross-Up Payment such advance shall be forgiven and shall not be required to be repaid and shall, to such extent, offset the amount of Gross-Up Payment required to be paid, and the remaining portion of such advance shall forthwith become due payable.

               (e)  For purposes of this Agreement:

                    A "Section 280G Change" shall mean a
"change in ownership or effective control" of either
Employer or a "change in the ownership of a substantial portion of the assets" of either Employer, in each case within the meaning of Section 280G(b)(2)(A)(i) of the Code.

                    A "Public Offering" shall mean an
initial public offering of stock of either Employer if at any time thereafter stock of either Employer is "readily tradable on an established securities market or otherwise"
(within the meaning of Section 280G(b)(5)(A)(ii) of the Code).

                    "Total Payments" shall mean any payment
or benefits received or to be received by the Executive under this Agreement or any other plan or agreement in which the Executive participates, as now in effect or as amended from time to time, including the plans discussed in Section
3.5.3 and benefits granted the Executive under that certain Stock Purchase Agreement dated as of June 15, 1995 by and among the Executive and the Employers (the "Stock Purchase Agreement").

          3.10 Performance Based Competition. It is the intention of the parties that, if Section 162(m) of the Code is or will be applicable with respect to one or more payments hereunder, the Executive will consider in good faith any requests by the Employers to take actions to cause such payments to meet the requirements of Section 162(m)(4)(B) or (C) of the Code, and thus to be excluded from the definition of "applicable employee remuneration" within the meaning of Section 162(m)(4) of the Code.

     4.   Termination.

          4.1 Death. If the Executive shall die during the Term, upon the date of the Executive's death:

               (a)  the Term shall terminate and no further
amounts or benefits shall be payable hereunder, except that the Employers shall be obligated to pay to the Beneficiary (as defined below), within 60 days of the date of the Executive's death, (i) all unpaid Base Salary accrued through and including the date of the Executive's death,
(ii) a lump sum amount equal to Base Salary for 18 months, at the rate in effect on the date of the Executive's death (the "Annual Base Salary Upon Death"), and (iii) an additional lump sum bonus amount equal to the sum of (x) 75% of 1.5 x Annual Base Salary Upon Death and (y) 75% of Annual Base Salary Upon Death pro rated for the period commencing on the first day of the fiscal year during which the Executive's death occurred and ending on the date of Executive's death; it being understood that such 75% bonus level has been agreed to because it is impossible to determine the performance of the Employers for future periods; provided that the amounts to be paid by the Employers under (ii) and (iii) above shall be reduced by any payments received by the Beneficiary under life insurance policies the premiums for which have been paid by the Employers. The "Beneficiary" shall be (i) the beneficiary designated by the Executive on a form prescribed for such purpose by the Employers, or (ii) in the absence of such designation, the Executive's executor or legal representative, in such capacity;

               (b)  for the 180 days following such date,
the Employers shall have the right to purchase (i) all but not less than all of the Vested Securities and of the Vested Acquired Securities (as defined in that certain Securities Purchase Agreement dated as August 1, 1995 (the "August Purchase Agreement"), at a price equal to the Full Value (as defined below) thereof on the date of the Executive's death, and/or (ii) all but not less than all other Initial Securities and Initial Acquired Securities (as defined in the August Purchase Agreement), at cost, plus, in the case of the Subordinated Debentures, accreted discount thereon through and including the date of such purchase; provided, that Initial Securities and Initial Acquired Securities that would have vested within the six-month period following the date of the Executive's death shall be treated for all purposes under this Section 4.1, as Vested Securities or as Vested Acquired Securities, as the case may be. "Full Value" means (i) the case of the Subordinated Debentures, the then accreted value thereof (calculated assuming an 11% annual implied rate of return), and (ii) in the case of the Common Stock, the Fair Market Value (as defined in Section
10.2 hereof) thereof;

               (c)  for the 180 days following such date,
the Beneficiary shall have the right to require the Employers to purchase (subject to Section 4.6 hereof) all but no less than all of the Vested Securities and the Vested Acquired Securities, at a price equal to the Full Value thereof on the date of the Executive's death, together with all but not less than all of the other Initial Securities, at cost, plus, in the case of the Subordinated Debentures included among such other Initial Securities and the Initial Acquired Securities, accreted discount thereon through and including the date of such purchase, and

               (d)  for the 180 days following such date,
the Employers shall have the right to repurchase all but not less than all of the Purchased Shares, as defined in the Stock Purchase Agreement, at a price equal to the Fair Market Value thereof as of the date of the Executive's death, provided, that the proceeds shall first be used to pay any outstanding principal of and interest accrued but not paid under the Note (as defined in the Stock Purchase Agreement); and

               (e)  for the 180 days following such date,
the Beneficiary shall have the right to require the Employers to repurchase all but not less than all of the Purchased Shares (subject to Section 4.6 hereof), at a price equal to the Fair Market Value thereof on the date of the Executive's death, provided that the proceeds shall first be used to pay any outstanding principal of and interest accrued but not paid under the Note.

          4.2  Disability.

               4.2.1 If during the Term the Executive shall become physically or mentally disabled, whether totally or partially, such that the Executive is unable to perform the Executive's services hereunder for (i) a period of six consecutive months, or (ii) for shorter periods aggregating six months during any twelve month period, the Employers may on any day (the "Disability Termination Date") after the last day of the six consecutive months of disability or the day on which the shorter periods of disability shall have equaled an aggregate of six months (but, in each case, before the Executive has recovered from such disability), by written notice to the Executive, terminate the Term (a "Disability Termination") and no further amounts or benefits shall be payable hereunder, except that the Employers shall be obligated to pay to the Executive within 60 days of the Disability Termination Date, (i) all unpaid Base Salary accrued through and including the Disability Termination Date, (ii) a lump sum amount equal to Base Salary for 18 months, at the rate in effect on the Disability Termination Date (the "Annual Base Salary Upon Disability"), and (iii) an additional lump sum bonus amount equal to the sum of (x) 75% of 1.5 x Annual Base Salary Upon Disability and (y) 75% of Annual Base Salary Upon Disability prorated for the period commencing on the first day of the fiscal year during which the Disability Termination occurred and ending on the Disability Termination Date; it being understood that such 75% bonus level has been agreed to because it is impossible to determine the performance of the Employers for future periods. If the Executive shall die before receiving all amounts required to be paid by the Employers in accordance with the foregoing, such amounts shall be paid to the Beneficiary.

          4.2.2     In the event of a Disability Termination

               (a)  for the 180 days following the
Disability Termination Date, the Employers shall have the right to purchase (i) all but not less than all of the Vested Securities and the Vested Acquired Securities, at a price equal to the Full Value thereof on the Disability Termination Date, and/or (ii) all but not less than all other Initial Securities and Initial Acquired Securities, at cost, plus, in the case of the Subordinated Debentures, accreted discount thereon through and including the date of such purchase; provided, that Initial Securities and Initial Acquired Securities that would have vested within the six-month period following the Disability Termination Date shall be treated, for all purposes under this Section 4.2.2, as Vested Securities or as Vested Securities, as the case may be;

               (b)  for the 180 days following the
Disability Termination Date, the Executive shall have the right to require the Employers to purchase (subject to Section 4.6 hereof) all but not less than all of the Vested Securities and the Vested Acquired Securities, at a price equal to the Full Value thereof on the Disability Termination Date, together with all but not less than all of the other Initial Securities and Initial Acquired Securities, at cost, plus, in the case of the Subordinated Debentures included among such other Initial Securities, accreted discount thereon through and including the date of such purchase;

               (c)  for the 180 days following the
Disability Termination Date, the Employers shall have the right to repurchase all but not less than all of the Purchased Shares at a price equal to the Fair Market Value thereof on the Disability Termination Date; provided, that the proceeds shall first be used to pay any outstanding principal of and interest accrued but not paid under the Note; and

               (d)  for the 180 days following the
Disability Termination Date, the Executive shall have the right to require the Employers to repurchase all but not less than all of the Purchased Shares (subject to Section
4.6 hereof), at a price equal to the Fair Market Value thereof on the Disability Termination Date; provided, that the proceeds shall first be used to pay any outstanding principal of and interest accrued but not paid under the Note.

          4.3  Cause; Voluntary Termination.

          4.3.1 In the event of the conviction of the Executive of any felony involving intentional conduct on the part of the Executive, the conviction of the Executive of any lesser crime or offense involving the illegal use or conversion of property of the Employers or any of their subsidiaries or affiliates, the willful misconduct by the Executive in connection with the performance of the Executive's duties hereunder (which shall not be deemed to include an action by the Executive taken in good faith in the best interest of the Employers) or the continued breach by the Executive of any material provision of this Agreement after notice of such breach has been actually received by the Executive from the Employers (the "deemed receipt" provisions of Article 8 hereof being inapplicable to this
Section 4.3.1), the Employers may at any time, by written notice to the Executive, terminate the Term (a "Termination For Cause") and, upon such Termination For Cause, the Term shall terminate and the Executive shall be entitled to receive no further amounts or benefits hereunder; provided, that the Employers shall be obligated to pay to the Executive, within 60 days of the date of termination, all unpaid Base Salary accrued, and provide the Executive with all benefits and expense reimbursement to which the Executive would otherwise be entitled, through and including the date of termination.

          4.3.2 Upon a voluntary termination of the term by the Executive (a "Voluntary Termination") without Good Reason (as defined in Section 4.4.2), the Term shall terminate and the Executive shall be entitled to receive no further amounts or benefits hereunder; provided, that the Employers shall be obligated to pay to the Executive, within 60 days of the date of termination, all unpaid Base Salary accrued, and provide the Executive with all benefits and expense reimbursement to which the Executive would otherwise be entitled, through and including the date of termination.

          4.3.3 Upon either a Termination For Cause or a Voluntary Termination without Good Reason, for the 180 days following the date of termination, the Employers shall have the right to purchase (i) all but not less than all of the Vested Securities, at a price equal to the Full Value thereof on the date of termination, and/or (ii) all but not less than all other Initial Securities, at cost, plus, in the case of the Subordinated Debentures, accreted discount thereon through and including the date of such purchase, and/or (iii) all but not less than all of the Vested Purchased Shares, at a price equal to the Fair Market Value thereof on the date of termination, and/or (iv) all but not less than all other Purchased Shares which are unvested on the date of such termination, at cost, provided, that the proceeds shall first be used to pay any outstanding principal of and interest accrued but not paid under the Note. The Executive shall not have the right to require the Employer to repurchase such Vested Securities, Initial Securities, Vested Purchased Shares and Initial Purchased Shares.

          4.4  Termination by Employers Without Cause;
Termination by the Executive for Good Reason.

               4.4.1     Upon a Termination Without Cause
(as defined below) or a Voluntary Termination with Good
Reason (as defined below):

                    (a)  the Employers shall pay to the
Executive, within 60 days of the date of termination, all unpaid Base Salary accrued, and provide the Executive with all benefits and expense reimbursement to which the Executive would otherwise be entitled, through and including the date of termination;
                    (b)  subject to Sections 4.4.4 and
4.4.6, the Employers shall pay the following to the
Executive:

                         (i)  the Employers shall continue
     payments of Base Salary to the Executive (the
     "Continued Salary"), at the rate and at such times as are in effect on the date of termination (the "Base
     Salary Upon Termination"), for the 18 month period following the date of termination (the "Payment
     Period"), except as provided in Section 4.4.4,

                         (ii) the Employers shall continue
     health and life insurance benefits during the Payment
     Period (the "Continued Benefits"), and

                         (iii)     the Employers shall pay
     to the Executive, at the end of the Payment Period, a bonus (the "Continued Bonus," and together with the Continued Salary and the Continued Benefits, the
     "Continued Payments") in an amount equal to 75% of the aggregate base salary paid to the Executive during the period commencing on the day after the last day of the last fiscal year completed prior to the date of termination and ending on the last day of the Payment
     Period; it being understood that such 75% bonus level has been agreed to because it is impossible to determine the performance of the Employers for future periods;

                    (c)  for the 180 days following the date
of termination, the Employers shall have the right to purchase (i) all but not less than all of the Vested Securities and the Vested Acquired Securities, at a price equal to the Full Value thereof on the date of termination, and/or (ii) all but not less than all other Initial Securities and Initial Acquired Securities, at cost, plus, in the case of the Subordinated Debentures, accreted discount thereon through and including the date of such purchase;

                    (d)  for the 180 days following the date
of termination, the Executive shall have the right to require the Employers to purchase (subject to Section 4.6 hereof) all but not less than all of the Vested Securities and the Vested Acquired Securities, at a price equal to the Full Value thereof on the date of termination, together with all but not less than all of the other Initial Securities and Initial Acquired Securities, at cost, plus, in the case of the Subordinated Debentures included among such other Initial Securities, accreted discount thereon through and including the date of such purchase;

                    (e)  within 180 days of the date of
termination, the Employers shall have the right to repurchase all but not less than all of the Purchased Shares at a price equal to the Fair Market Value thereof on the date of termination; provided, that the proceeds shall first be used to pay any outstanding principal of and interest accrued but not paid under the Note; and

                    (f)  for the 180 days following the date
of termination, the Executive shall have the right to require the Employers to repurchase (subject to Section 4.6 hereof) all but not less than all of the Purchased Shares at a price equal to the Fair Market Value thereof on the date of termination; provided, that the proceeds shall first be used to pay any outstanding principal of and interest accrued but not paid under the note.

               4.4.2.    Definitions:

                    (a)  "Termination Without Cause" means
the termination of the Term by the Employers for reasons other than those described in Sections 4.1, 4.2 or 4.3.

                    (b)  "Good Reason" means:
                         (i) the continuation of any of the
following (without the Executive's express prior consent) after written notice provided by the Executive and the failure by the Employers to remedy such event within thirty
(30) days after receipt of such notice:

                              (A)  a reduction in the
     Executive's Base Salary, as in effect at the date hereof pursuant to Section 2.2 or as in effect pursuant to increases from time to time made during the Term;

                              (B)  failure by the
          Employers to pay to the Executive an Incentive
          Bonus, as provided for in this Agreement;

                              (C)  a failure by the
          Employers to provide any benefit or compensation plan (including any pension, profit sharing, annuity, life insurance, health, accidental death or dismemberment or disability plan), or any substantially similar benefit or compensation plan, which has been made available to other comparable executives of the Employees on terms no less favorable to the Executive than the terms offered to such other executives; provided, however, that nothing in this clause (iii) shall be construed to mean that the Employers shall be constrained from amending or eliminating any benefit or compensation plan as such is applied to the Executive and to other comparable executives of the Employers; provided, further, that a failure by the Employers to include the Executive in any stock option plan or bonus plan shall not constitute Good Reason hereunder;

                              (D)  the assignment to the
     Executive of any duties materially inconsistent with the Executive's position as President and Chief
     Executive Officer of the Parent Companies;

                              (E)  a materially adverse
     change in the Executive's title or the line of authority through which the Executive is required to report, it being understood that the Executive shall at all times report to the Boards;

                              (F)  failure by the Employers
     to obtain the written agreement of any successor in interest to the business of the Employers to assume and perform the obligations of the Employers under this Agreement;

                              (G)  a relocation of the
     corporate headquarters of the Employers requiring the Executive to relocate to a place other than the greater
     Chicago, Illinois metropolitan area; or

                              (H)   any material breach of
     this Agreement by the Employers; or

                    (ii) termination at the election of the
     Executive within 180 days following a Change of Control
     (as defined in Section 4.4.6).

               4.4.3.    In the event of a Termination
Without Cause or a Voluntary Termination for Good Reason, the Executive shall not be required to mitigate his damages hereunder; provided, however, that, notwithstanding the foregoing, if there are any damage hereunder by reason of the events of termination described above which are "contingent on" a Section 280G Change within the meaning of
Section 280G(b)(2)(A) of the Code after a Public Offering
(i) the Executive shall be required to mitigate such damages hereunder, including any such damages theretofore paid, but not in excess of the extent, if any, necessary to prevent the Employers from losing any tax deductions to which they would otherwise be entitled in connection with such damages if they were not so "contingent on" a Section 280G Change (provided, that, the parties agree that this clause (i) shall not require the Executive to violate Section 5.2 hereof) and (ii) in addition to any obligation under the preceding clause (i), and without duplication of any amounts required to be paid to the Employers thereunder, if any such termination occurs and the Executive, whether or not required to mitigate his damages under clause (i) above, thereafter obtains other employment, the total compensation received in connection with such other employment, whether paid to the Executive or deferred for his benefit, for services prior to the end of the Modified Payment Period (as defined below) (up to the aggregate amount of damages described in Section 4.4.1(b)) shall be paid over to the Employers as received with respect to such period. Notwithstanding the provisions of this Section 4.4.3, the Employers shall not have the right to enforce their rights under this Section 4.4.3 by set off against or by otherwise withholding any amounts receivable by the Executive (or payable on the Executive's behalf) under this Agreement upon or following the time at which they are required to be paid under this Agreement.

          4.4.4 In the event that any amounts or other benefit payable pursuant to Section 4.4 or 4.5 (other than Section 4.4.6) (including, but not limited to, the Continued Payments, the receipt of any security upon the exercise of any Option, or the lapse of any direct or indirect restriction on the ability to transfer any such security for the fair market value thereof) would be deemed "contingent on" a Section 280G Change (within the meaning of Section 280G(b)(2)(A) of the Code) that occurs subsequent to a Public Offering:

               (a)  the Continued Salary shall be paid, the
Continued Bonus shall be calculated by reference to and the Continued Benefits shall be provided for the shorter of (i) 18 months following the date of termination, and (ii) the remainder of the Term (even if such remaining period is less than twelve months)(the "Modified Payment Period"), and

               (b)  the Continued Salary and the Continued
Bonus (as modified in clause (a) of this Section 4.4.4) shall be paid to the Executive by the Employers, within 60 days of the date or termination, in a lump sum, which lump sum shall be discounted to the present value, on the date of payment, if the Continued Salary (as if paid at the times the Base Salary would have been paid to the Executive under
Section 2.2 if the Executive had been employed by the Employers during the Modified Payment Period) and the Continued Bonus (as if paid on the last day of the Modified Payment Period) at the Discount Rate. "Discount Rate" shall mean the discount rate described in Section 280G(d)(4) of the Code. The parties hereby elect, to the extent permitted for purposes of such Section 280G(d)(4), to base the Discount Rate on the applicable federal rate in effect on the date hereof.
          4.4.5 It is the intention of the parties that, if there has been a Public Offering and a Section 280G Change occurs, payments to be made to the Executive in the event of a Termination Without Cause or a Voluntary Termination for Good Reason qualify as "reasonable compensation for personal services to be rendered on or after the date of the change" within the meaning of Section 280G(b)(4)(A) of the Code and Q&A 42(b) of Proposed Regulation Section 1.280G-1 thereunder (as amended from time to time), and the provisions of this Agreement shall, in the event of any ambiguity, be interpreted in a manner consistent with the foregoing.

          4.4.6 Upon Termination Without Cause or a Voluntary Termination with Good Reason that occurs both (i) prior to a Public Offering, and (ii) following a Change of Control (as defined below) all unvested Initial Securities shall become Vested Securities. A "Change of Control" shall, for the purposes of this Agreement, be deemed to have occurred upon the date, if any, at which (i) with respect to SFAC, a person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) other than Acadia Partners, L.P., Keystone, Inc., HWP Partners, L.P. and their respective Affiliates (as defined in Section 2.1(a) of the Principal Stockholders Agreement) (such person or group being a "Non-Affiliate") has the collective ability to directly or indirectly designate a majority of the members of the SFAC Board (whether by contract or otherwise) or (ii) with respect to SFC, a transaction (including a sale, merger or other similar transaction, but excluding any transaction among only SFAC, SFC and or their subsidiaries) (x) pursuant to which all or substantially all of the assets of SFC (as exist on the date hereof) are sold to Non-Affiliates, (y) pursuant to which Non-Affiliates acquire the collective ability to designate directly or indirectly a majority of the Board of Directors of SFC (by contract or otherwise) or (z) which the compensation committee of the Board of Directors of SFC determines, in its discretion, to be a change in control.

     4.5 Termination by Non-Extension of Term. Upon a termination of the Term by reason of the non-extension of the Term pursuant to Section 2.2:

          (a) without regard to whether notice of such termination is given by the Employers or the Executive, the Term shall terminate and the Executive shall be entitled to receive no further amounts or benefits hereunder; provided, that the Employers shall be obligated to pay to the Executive all unpaid Base Salary accrued, and provide the Executive with all Base Salary, benefits, bonuses and expense reimbursement to which the Executive would otherwise be entitled, through and including the date of termination of the Term;

          (b) if such termination occurs by reason of the giving by any party of a notice of non-extension, for the 180 days following the date of termination of the Term, the Employers shall have the right to repurchase (i) all but not less than all of the Vested Securities and the Vested Acquired Securities, at a price equal to the Full Value thereof on the date of termination of the Term and/or (ii) all but not less than all other Initial Securities and Initial Acquired Securities, at cost, plus, in the case of the Subordinated Debentures, accreted discount thereon through and including the date of such purchase; and

          (c)  for the 180 days following the date of
termination, the Employers shall have the right to repurchase all but not less than all of the Purchased Shares at a price equal to the Fair Market Value thereof on the date of termination of the Term; provided that the proceeds shall first be used to pay any outstanding principal of and interest accrued but not paid under the Note.

          (d)  in addition to the provisions of clauses (a),
(b) and (c) above, if the Employers give notice of non-extension pursuant to Section 2.2:

               (i) unless the notice on non-extension would be deemed "contingent on" a Section 280G Change (within the meaning of Section 280G(b)(2)(A) of the Code) that occurs subsequent to a Public Offering, the Employers shall continue payments of Base Salary to the Executive (the "Non-Renewal Continued Salary"), at the rate and at such times as are in effect on the date of the termination of the Term (the "Non-Renewal Base Salary"), for the 18 month period following the date of termination of the Term (the "Non-Renewal Payment Period");

               (ii) the Employers shall provide the
     Continued Benefits during the Non-Renewal Payment
     Period; and

               (iii) for the 180 days following the date of termination of the Term, the Executive shall have the right to require the Employers to purchase (subject to Section 4.6 hereof) (i) all but not less than all of the Vested Securities and the Vested Acquired Securities, at a price equal to the Full Value thereof on the date of termination of the Term, and/or (ii) all but not less than all of the Initial Securities and Initial Acquired Securities, at cost, plus, in the case of the Subordinated Debentures, accreted discount thereon through and including the date of such purchase.

          (e) for the 180 days following termination of the Term, the Executive shall have the right to require the Employers to purchase (subject to Section 4.6 hereof) all but not less than all of the Purchased Shares at a price equal to the Fair Market Value thereof on the date of termination of the Term; provided, that any proceeds from any such purchase and sale shall first be used to pay any outstanding principal of and interest accrued but not paid under the Note.

          4.5.1 Certain Provisions Regarding Termination by Non-Extension. Following a notice of termination of the term by reason of the non-extension of the Term pursuant to
Section 2.2, the Executive shall remain entitled to the protection of Sections 4.1, 4.2 and 4.3 of this Agreement and shall receive the benefits payable under such Sections in the event the Executive's death or disability or a Termination Without Cause or a Voluntary Termination with Good Reason occurs between the time the notice of non-extension occurs pursuant to Section 2.2 and the end of the Term.

      4.6  Certain Provisions Regarding Repurchase
Obligations. The rights of the Executive (or the Beneficiary, as the case may be) to require the Employers to purchase Securities from the Executive pursuant to Article 4 hereof ("Put Rights") shall be limited by this Section 4.6. The Executive (or the Beneficiary) shall not have the right to require the Employers to purchase any securities pursuant to Article 4 to the extent that such purchase (i) would constitute or cause a breach or violation of or a default (whether immediately or with notice or lapse of time or both) under any debt agreement of the Employers or of any of their subsidiaries (whether currently in existence or entered into subsequent to the date hereof) or (ii) would violate any law applicable to the Employers. If the Employers can buy some but not all of the securities that the Executive (or the Beneficiary) have requested the Employers to purchase (the "Put Securities"), the Employers shall purchase as many Put Securities as can be purchased without causing such breach, default or violation. Thereafter, at the time it becomes possible for the Employers to repurchase all (but not less than all) remaining Put Securities without causing such breach, default or violation, the Employers shall promptly purchase all such remaining Put Securities. In the event that either the Term Loan Agreement, dated as of March 16, 1998, among SFC, certain lenders listed therein and DLJ Capital Funding, Inc., as Syndication Agent, or the Revolving Credit Agreement dated as of March 16, 1998, among the Revolving Credit Borrowers signatory thereto, the lenders named therein and DLJ Capital Funding, Inc., as Syndication Agent, imposes restrictions on the Employers' ability to satisfy the Executive's Put Rights, the Employers shall, at the time such Put Rights are required to be satisfied, use all commercially reasonable efforts to obtain amendment to or waivers from such agreements that have the effect of removing such restrictions.

     5.   Protection of Confidential Information:  Non-
Competition; No Solicitation.

          5.1 In view of the fact that the Executive's work for the Employers will bring the Executive into close contact with many confidential affairs of the Employers not readily available to the public, and plans for future developments, the Executive agrees:

               5.1.1  To keep and retain in the strictest
confidence all confidential matters of the Employers, including, without limitation, to the extent the following are confidential, trade secrets, "know how", customer lists, pricing policies, operational methods, technical processes, formulae, inventions and research projects, and other business affairs of the Employers, learned by the Executive heretofore or hereafter, and not to disclose them to anyone outside of the Employers, either during or after the Executive's employment with the Employers, except in the course of performing the Executive's duties hereunder or with the Employers' express written consent; and

               5.1.2  To deliver promptly to the Employers
on termination of the Executive's employment by the Employers, or at any time the Employers may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the Employers' business and all property associated therewith, which the Executive may then possess or have under the Executive's control unless such information is necessary to enable the Executive to file any federal or state tax return or make any other report or filing or take any other action required by any law, regulation or order of any court or regulatory commission, department or agency.

               Notwithstanding the foregoing, nothing
contained in this Section 5.1 shall restrict the Executive from using, disclosing or retaining any information (i) which is in the public domain or could readily be known or determined without being employed by the Employers or which enters the public domain through no breach of the Executive's obligations to the Employers, (ii) which the Executive acquired prior to his employment by the Employers,
(iii) which the Executive properly acquired or acquires from parties independent of the Employers, (iv) which the Executive is required to disclose by law, regulation, order or legal process, (v) which is desirable to establish the Executive's claim or defense in any litigation between the parties, provided that the Executive uses his best efforts to ensure that confidential treatment will be afforded such information.

          5.2 During the term of the Executive's employment by the Employers and, in the event of the termination of the Executive's employment for any reason, for the 180-day period immediately following the date of termination, the Executive shall not, directly or indirectly, enter the employ of, or render any services to, any person, firm or corporation engaged in any business competitive with the business of the Employers or of any of their subsidiaries; in any state in which any such business is conducted or in which the Employers have specific plans to conduct business at the time of such termination, the Executive shall not engage in such business on the Executive's own account; and the Executive shall not become interested in any such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or in any other relationship or capacity; provided, however, that nothing contained in this
Section 5.2 shall be deemed to prohibit the Executive from acquiring, solely as an investment, up to one percent (1%) of the outstanding shares of capital stock of any public corporation. The Executive shall not be deemed to be in breach of this Section 5.2 because (i) a public corporation of which he owns more than 1% of the outstanding capital stock begins to engage in any such prohibited activities or
(ii) his ownership interest in a public corporation engaged in such activities increases to more than 1% of such corporation's issued and outstanding capital in either case without any volitional act on the part of the Executive, if, in the case of either clause (i) or (ii) above, within sixty
(60) days of learning of such event, the Executive disposes of the amount of capital stock necessary to cause his ownership to be less than 1% of the amount of such capital stock issued and outstanding.

          5.3  When the Executive's employment by the
Employers terminates for any reason whatsoever, then during the period commencing on the date of such termination and ending on the second anniversary thereof, the Executive shall not without the express written consent of SFAC, directly or indirectly, (i) solicit any employee of the Employers or of any of their subsidiaries to terminate his employment with the Employers or with such subsidiary or
(ii) hire any such employee.

          5.4  If the Executive commits a breach, or
threatens to commit a breach, of any of the provisions of Sections 5.1, 5.2 or 5.3 hereof, the Employers shall have, in addition to any other remedies they may have, the following rights and remedies:

               5.4.1  The right and remedy to have the
provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Employers and that money damages will not provide an adequate remedy to the Employers; and

               5.4.2  The right and remedy to require the
Executive to account for and pay over to the Employers all compensation, profits, monies, accruals, increments or other benefits (collectively "Benefits") derived or received by the Executive as the result of any transactions constituting a breach of any of the provisions of the preceding paragraph, and the Executive hereby agrees to account for an pay over such Benefits to the Employers.

               5.4.3  Each of the rights and remedies
enumerated above shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Employers under law or in equity.

          5.5 If any of the covenants contained in Section 5.1, 5.2 or 5.3, or any part thereof, hereafter is construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

          5.6 If any of the covenants contained in Section 5.1, 5.2 or 5.3, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, said provision shall then be enforceable.

          5.7  The parties hereto intend to and hereby
confer jurisdiction to enforce the covenants contained in Sections 5.1, 5.2 and 5.3 upon the courts of any state within the geographical scope of such covenants where the Executive is engaged in activities in violation of such covenants or the Employers are damaged or harmed in any way by the Executive's violation of such covenants. In the event that the courts of any one or more of such states shall hold such covenants wholly unenforceable by reason of the breadth of such covenants or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Employer's right to the relief provided above in the courts of any other states within the geographical scope of such covenants as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being for this purpose severable into diverse and independent covenants.

     6. Inventions and Patents. The Executive agrees that all processes, technologies and inventions (collectively "Inventions"), including new contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made by him while employed by the Employers shall belong to the Employers, provided that such Inventions grew out of the Executive's work with the Employers or any of their subsidiaries or affiliates, are related in any manner to the business (commercial or experimental) of the Employers or any of their subsidiaries or affiliates or are conceived or made on the Employers' time or with the use of the Employers' facilities or materials. The Executive shall further: (a) promptly disclose such Inventions to the Employers; (b) assign to the Employers, without additional compensation, all patent and other rights to such Inventions for the United States and foreign countries; (c) sign all papers necessary to carry out the foregoing; and (d) give testimony in support of the Executive's inventorship.

     7. Intellectual Property. The Employers shall be the exclusive owners of all the products and proceeds of the Executive's services with the Employers, including, but not limited to, all materials, ideas, concepts, formats, suggestions, developments, arrangements, packages, programs and other intellectual properties that the Executive may acquire, obtain, develop or create in connection with and during the Executive's employment by the Employers, free and clear of any claims by the Executive (or anyone claiming under the Executive) of any kind or character whatsoever (other than the Executive's right to receive payments hereunder). The Executive shall, at the request of the Employers, execute such assignments, certificates or other instruments as the Employers may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend their right, title or interest in or to any such properties.

          8. Notices. All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed first-class, postage prepaid, by registered or certified mail (notices mailed shall be deemed to have been given on the date mailed) or sent by telecopier, as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

          If to the Employers, to:
               Specialty Foods Acquisition Corporation
               Specialty Foods Corporation
               Metz Baking Company
               Mother's Cake and Cookie Co.
               Archway Cookies
               Andre-Boudin Bakeries
               c/o Specialty Foods Corporation
               520 Lake Cook Road
               Suite 550
               Deerfield, Illinois 60015
               Telecopier: 847/405-5310
               Attention: Vice President and General Counsel

          with copies to:
               Haas Wheat & Partners Incorporated
               300 Crescent Court, Suite 1700
               Dallas, Texas 75201
               Telecopier: 214/871-8317
               Attention: Robert B. Haas and Douglas D.
               Wheat


          and:

               Keystone, Inc.
               201 Main Street, Suite 3100
               Forth Worth, Texas 76102
               Telecopier: 817/338-2064
               Attention: J. Taylor Crandall

          and:

               Oak Hill Partners, Inc.
               Park Avenue Tower
               65 East 55th Street, 32nd Floor
               New York, New York 10022
               Telecopier: 212/754-5685
               Attention:Anthony P. Scotto

          If to the Executive, to:
               Mr. Lawrence S. Benjamin
               787 E. Illinois Avenue
               Lake Forest, Illinois 60045

          9.   General.

          9.1  This Agreement shall be governed by and
construed and enforced in accordance with the laws of the State of Illinois applicable to agreements made and to be performed entirely in Illinois; provided, that all provisions of this Agreement governing the issuance and rights in respect of securities of SFAC, including, without limitation, Initial Securities and Vested Securities, shall be governed by and construed in accordance with the laws of the State of Delaware.

          9.2 The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          9.3  This Agreement sets forth the entire
agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise of inducement not so set forth.

          9.4 This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive. The Employers may assign their rights, together with their obligations, hereunder (i) to any subsidiary of or successor-in-interest to any of them, or (ii) to third parties in connection with any sale, transfer or other disposition of all or substantially all of the business or assets of any of them; in any event the obligations of the Employers hereunder shall be binding on their successors or permitted assigns, whether by merger, consolidation or acquisition of all or substantially all of either of their businesses or assets.

          9.5 This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of a party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

          9.6 This Agreement or any amendment hereto may be signed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one agreement (or amendment as the case may be).
          9.7 This Agreement shall be of no force or effect until it has been approved by, the Compensation Committees of the Boards.

          10.  Certain Definitions.

          10.1 As used herein the term "subsidiary" shall mean any corporation or other business entity controlled directly or indirectly by the corporation or other business entity in question, and the term "affiliate" shall mean and include any corporation or other business entity directly or indirectly controlling, controlled by or under common control with the corporation or other business entity in question.

          10.2 As used herein, the "Fair Market Value" of the Common Stock shall mean the fair market value of the Common Stock determined by the SFAC Board in good faith on a going concern basis without regard to any minority discount (the "Initial Value"), which determination shall be evidenced by a resolution of the SFAC Board and the Initial Value shall be the Fair Market Value of the Common Stock for all purposes; provided, that following the termination of the Executive's employment by the Employers, for any reason, pursuant to Article 4 hereof, if the Executive or the Beneficiary disagrees with the SFAC Board's determination that the Initial Value is the fair market value of the Common Stock and delivers written notice of such disagreement to the Employers within 30 days after the date on which the SFAC Board's determination of the Initial Value is communicated to the Executive or the Beneficiary, the Fair Market Value of the Common Stock shall be determined in a binding arbitration proceeding, the arbitrator for which shall be a nationally recognized investment banking firm selected jointly by the Employers and the Executive (or the Beneficiary, as the case may be); provided, that if the Employers and the Executive (or the Beneficiary, as the case may be) cannot agree on an arbitrator, an arbitrator shall be selected in accordance with the rules of the American Arbitration Association. Notwithstanding the foregoing, (i) if the Fair Market Value, as determined by the Arbitrator (the "Arbitration Value"), does not deviate from the Initial Value by an amount equal to more than 10% of the Initial Value then the Fair Market Value shall equal the Initial Value for all purposes, and (ii) if the Arbitration Value deviates from the Initial Value by an amount equal to more than 10% of the Initial Value (whether such deviation is higher or lower than the Initial Value) then the Fair Market Value shall equal the Arbitration Value for all purposes. If, following an arbitration proceeding, the Arbitration Value exceeds an amount equal to the sum of (x) the Initial Value plus (y) an amount equal to 10% of the Initial Value, the Employers shall pay all costs associated with the arbitration; in all other cases, the Executive (or the Beneficiary, as the case may be) shall pay all of such costs.

          10.3   Survival.    The provisions of Sections 5,
6 and 7 shall survive any termination of this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                         SPECIALTY FOODS ACQUISITION
                         CORPORATION


                         By:   /s/ Robert Fishbune
                        Name:      Robert Fishbune
                         Title:    Vice President

                         By:   /s/ David E. Schreibman
                         Name:     David E. Schreibman
                         Title:    Vice President


                         SPECIALTY FOODS CORPORATION


                         By:   /s/ Robert Fishbune
                         Name:     Robert Fishbune
                         Title:    Vice President

                         By:   /s/ David E. Schreibman
                         Name:     David E. Schreibman
                         Title:    Vice President


                         METZ BAKING COMPANY


                         By:   /s/ David E. Schreibman
                         Name:     David E. Schreibman
                         Title:    Vice President


                         MOTHER'S CAKE &COOKIE CO.


                         By:  /s/  David E. Schreibman
                         Name:     David E. Schreibman
                         Title:    Vice President


                         ARCHWAY, L.L.C.


                         By:   /s/ David E. Schreibman
                         Name:     David E. Schreibman
                         Title:    Vice President


                         ANDRE-BOUDIN BAKERIES, INC.


                         By:  /s/ David E. Schreibman
                         Name:    David E. Schreibman
                         Title:   Vice President


                         /s/ Lawrence S. Benjamin
                         ----------------------------------
                         LAWRENCE S. BENJAMIN




::ODMA\PCDOCS\CHICAGO4\811901\3   March 23,1999 16:57